10.4

Biography

LaBarre, Paul D.H.

Industry: Cable television, Mitchell, Indiana University Degree: A.A.S., Paralegal Studies, University of San Gabriel; B.A., 1966; B.S.E.E., 1970, A.S.U.; M.B.A., Alameda College, 1997 Current organization: Hotel Movie Network, Inc./Coast Communications, Inc. Title:CEO/President Type of organization: Manufacturing/distributing Major product: Cable TV design, installation and service, hotel service including high speed Internet services, and service of DirecTV, Dish Net Area of distribution: National Expertise: Engineering, design, service Sic. Code: 36 Address: Hotel Movie Network, Inc./Coast Communications, Inc. 1030 S. Mesa, AZ. 85210 Fax: (480) 813-4596 E-Mail: paul_labarre@uswest.net